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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-45465, Form S-8 No. 33-45690, Form S-8 No. 33-63230, Form S-8
No. 33-76650, Form S-3 No. 33-72456, Form S-3 No. 33-87224, Form S-8 No.
333-18587, Form S-8 No. 333-27603 and Form S-8 No. 333-27605) of Paging
Network, Inc. and in the related Prospectuses of our reports dated February 19, 1997, except for Note 1, as to which the date is September 29, 1997, with respect to the consolidated financial statements and financial statement schedule of Paging Network, Inc. included in this Annual Report on Form 10-K/A for the year ended December 31, 1996.




                                                              ERNST & YOUNG LLP


Dallas, Texas
September 29, 1997